Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.

San Diego, CA

We hereby consent to the use in Amendment No.1 to the Registration Statement on Form 10 of our report dated November 23, 2011, relating to the consolidated financial statements  of Trovagene, Inc. which is contained in Amendment No. 1 to the Registration Statement on Form 10.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
New York, New York

December 30, 2011